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                                                                    EXHIBIT 21.1

              Subsidiaries of Pope & Talbot, Inc. (the registrant)


                                                                      State or Other
                                                                      Jurisdiction of
Name of Corporation                                                   Incorporation
-------------------                                                   -------------
(1)    Pope & Talbot International Ltd.                               British Columbia

(2)    Pope & Talbot Ltd., a subsidiary of
       Pope & Talbot International Ltd.                               British Columbia

(3)    Pope & Talbot FSC, Inc.                                        Oregon

(4)    Pope & Talbot Wis., Inc.                                       Delaware

(5)    Penn Timber, Inc.                                              Oregon

(6)    Pope & Talbot Relocation Services, Inc.                        Oregon


All subsidiaries of the registrant do business under the name of the corporation.